Exhibit 10.47

EQUIPMENT LINE OF CREDIT NOTE

$5,000,000.00	January 11, 2005
Springfield, Massachusetts

     FOR VALUE RECEIVED, the undersigned, Smith & Wesson Corp., a Delaware corporation having a principal place of business at 2100 Roosevelt Avenue, Springfield, Massachusetts (the “Borrower”), promises to pay to the order, of Banknorth, N.A., a national banking association (“Lender”), having a usual place of business at 1441 Main Street, Springfield, Massachusetts, , the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) or the (then) current balance of Borrower’s Loan Account upon Equipment Loans made on or after the date hereof, as reflected on the books, records and ledgers of the Lender, as well as all other obligations of the Borrower which may at any time be due the Lender (if such balances or obligations are other than Five Million and 00/100 Dollars ($5,000,000.00), together with interest thereon prior to the Conversion Date at the rate hereinafter provided which shall be due and payable upon the outstanding principal balance, in accordance with a certain Loan and Security Agreement dated January 11, 2005 (the “Loan Agreement”). Prior to the Conversion Date, interest shall be payable in arrears. It shall be calculated daily and payable monthly, commencing thirty (30) days from the date hereof and thereafter on the same day of each succeeding month, on the outstanding and unpaid principal amount of Equipment Loans during the preceding month at a rate per annum equal to:

A. For a Prime Loan equal to Prime Rate; or

B. For LIBOR Loan at a rate equal to the adjusted LIBOR Interest Rate, plus two and one-half percent (2.50%) based upon the Interest Period selected by the Borrower and confirmed in writing to the Borrower following Borrower’s request for a LIBOR Loan or a conversion to a LIBOR Loan. Notwithstanding the forgoing, the LIBOR Interest Rate for a LIBOR Loan shall be reduced to LIBOR, plus two and one-quarter percent (2.25%) when Maximum Leverage is less than or equal to 2.00:1.00 and shall be further reduced to LIBOR, plus two percent (2.00%) at such time when Maximum Leverage is equal to or less than 1.25:1.00.

     Prior to the Conversion Date, principal sums Advanced under this Note may be repaid and re-borrowed in accordance with the terms of the Loan Agreement. No Advance under this Note shall be made after the Conversion Date.

     Subject to the terms and conditions contained in the Loan Agreement, this Equipment Line of Credit Note shall be repaid in accordance with the terms of the Loan Agreement. This Note is the Equipment Note referred to in, and is subject to, and entitled to, the benefits of the Loan Agreement between Borrower and Lender. The terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein.

     Principal amounts Advanced under this Note (the “Equipment Loan”) shall convert to a principal amortizing loan on April 30, 2006 or such earlier date as Lender and Borrower mutually agree on (the earlier being referred to as the “Conversion Date”). Upon the Conversion Date, at the Borrower’s written election, the (then) outstanding principal balance shall accrue interest in accordance with the following schedule:

A. A variable rate of interest equal to the Lender’s one (1) month LIBOR rate, plus two hundred fifty (250) basis points. Notwithstanding the forgoing, the LIBOR Interest Rate for a LIBOR Loan shall be reduced to LIBOR, plus two and one-quarter percent (2.25%) when Maximum Leverage is less than or equal to 2.00:1.00 and shall be further reduced to LIBOR, plus two percent (2.00%) at such time when Maximum Leverage is equal to or less than 1.25:1.00.

B. A fixed rate of interest equal the Federal Home Loan Bank of Boston Rate in effect on the Conversion Date for the corresponding term of this Loan, plus two percent (2.00%) per annum.

     Following the Conversion Date the (then) outstanding principal balance of the Loan, together with interest thereon shall be repaid as follows:

     If interest is accruing pursuant to Choice A with respect to LIBOR:

Commencing one (1) month from the Conversion Date and thereafter on the same day of each succeeding month for a period of up to eighty-four (84) months and based on an amortization period of up to seven (7) years, equal monthly payments of principal, plus accrued interest in such amount as are necessary to fully amortize the (then) unpaid principal hereunder at the (then) applicable rate of interest herein over the remaining amortization period of this Note.

     If interest is accruing pursuant to Choice B with Fixed Rate:

Commencing one (1) month from the date of the Conversion Date and thereafter on the same day of each succeeding month for a period of up to eighty-four (84) months and based on a amortization period of up to seven (7) years, equal monthly payments of principal and interest in such amounts as are necessary to fully amortize the (then) unpaid principal hereunder at the (then) applicable rate of interest herein over the remaining amortization period of this Note.

     All Equipment Loans shall be secured by a first purchase money security in specific items of personal property being purchased by Borrower from time-to-time, as well as Lender’s security interest granted in the Loan Agreement.

     Any payment received more than ten (10) days after its due date shall be subject to an additional charge of six percent (6%) of the amount due.

     This Note and all Equipment Loans made hereunder shall be in default, and all unpaid principal, interest, and other amounts due, shall, at Lender’s option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the Events of Default as specified in the Loan Agreement. Default upon this Note shall also operate as a default upon all other Obligations of Borrower to Lender.

     Upon and during the continuance of an Event of Default (whether or not Lender has accelerated payment of the Equipment Line of Credit or any other Obligation hereunder), or after maturity or after judgment has been rendered on the Equipment Line of Credit or any other Obligations hereunder, Borrower’s right to select pricing options shall cease and the unpaid principal of all Advances shall, at the option of Lender, bear interest at the Default Rate.

     Nothing herein shall be construed to restrict the Lender, in its sole discretion, from making Advances in excess of the face amount of this Note, without requirement of execution of additional notes, or otherwise modifying this instrument, and its so doing at any time or times, shall not result in a waiver of its rights to insist upon strict compliance with the terms of this Note, or any document or instrument granting security to the Lender or other instruments executed in connection with this financial transaction, at any other time.

     Borrower agrees that the Lender shall make Loan Advances to the Borrower upon written or verbal authority of Borrower and deliver loan proceeds by direct deposit to any demand deposit account of the Borrower with the Lender, or otherwise, as so directed; and that all such Loans and Advances as evidenced solely by the Lender’s books, ledgers and records shall represent binding obligations of the Borrower hereunder.

     Borrower with respect to this Note and/or the obligation represented by this Note, waives presentment, demand, notice, protest and all other demands or notices in connection with the delivery, acceptance, or endorsement of this Note. With respect to liabilities, the Borrower assents to any extension or postponement of the time of payment or any other indulgence to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement thereof, all in such manner and at such time or times as the Lender may elect in its sole and exclusive discretion, and generally waives all suretyship defenses and defenses in the nature thereof. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Lender, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

     The undersigned will pay all reasonable costs and expenses of collection, after an Event of Default, including reasonable attorneys’ fees, incurred or paid by the holder in enforcing this Note or the obligations hereby evidenced, to the extent permitted by law.

     No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     The holder need not enter payments of principal or interest upon this Note but may maintain a record thereof on a separate ledger maintained by the holder.

     The word “holder” as used in this Note shall mean the payee or endorsee of this Note who is in possession of it or the bearer if this Note is at the time payable to bearer. The word “Borrower” as used in this Note shall mean the Borrower and all successors or assigns.

     In the event any payment of principal or interest received upon this obligation and paid by the Borrower, or any guarantor, surety, co-maker or endorser, shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or any state, or otherwise due to any party other than the Lender, then in any such event, the obligation of said Borrower, or any guarantor, surety, co-maker or endorser shall, jointly and severally, survive as an obligation due hereunder and shall not be discharged or satisfied by said payment or payments, notwithstanding return by the Lender to said parties of the original hereof, or any guaranty, endorsement, or the like.

     The Borrower expressly warrants that the proceeds of the loan shall be used solely for business purposes and that this transaction is not a consumer transaction subject to M.G.L. c. 140D, Regulation Z of the Board of Governors of the Federal Reserve System, or other “consumer protection” statutes, regulations, or restrictions, without exception. Borrower is not engaged in the business of purchasing or selling margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit to others for the purpose of purchasing or carrying margin stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of said Board of Governors.

     Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in Lender’s obligation to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (the “Governing State”) (excluding the laws applicable to conflicts or choice of law).

     Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

     This Note shall be governed by laws of The Commonwealth of Massachusetts provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Lender permit it to charge or collect a higher rate than the laws of The Commonwealth of Massachusetts, then such laws applicable to the Lender shall apply to the Lender under this Note.

     THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATES TO THIS NOTE OR ANY OTHER LOAN DOCUMENT. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     This Note shall take effect as an instrument under seal.

SMITH & WESSON CORP.

/s/ Peter Marcil	BY:	/s/ John A. Kelly

Witness	Its duly authorized